                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  April 17, 2002
                 --------------


United Community Financial Corp.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Ohio                                0-24399                     34-1856319
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                (IRS Employer of
    incorporation)                File Number)            Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                 44503-1203
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code  (330) 742-0500
                                                   -----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changes since last report.)

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE

                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                         EARNINGS FOR FIRST QUARTER 2002

YOUNGSTOWN, Ohio (April 17, 2002) - United Community Financial Corp. (Nasdaq:
UCFC), holding company of The Home Savings and Loan Co. and Butler Wick Corp., today reported net income of $4.3 million, or $0.13 per diluted share, for the quarter ended March 31, 2002, compared to $3.2 million, or $0.10 per diluted share, for the first quarter of 2001.

"United Community had a strong first quarter with a 33% increase in net income over the prior year," said Douglas M. McKay, chairman and chief executive officer of United Community. "In addition, United Community has been able to reduce debt while it continues to meet its growth initiative by increasing both loans and deposits in 2002," McKay added.

First Quarter Results
---------------------
United Community's net interest income for the three months ended March 31, 2002 increased $4.0 million over the same period in 2001, and noninterest income increased $2.0 million over the same quarter in the previous year. These increases were partially offset by a $2.7 million increase in noninterest expense, a $822,000 extraordinary item due to fees associated with the early extinguishment of debt with the Federal Home Loan Bank and a $366,000 increase in the provision for loan losses.

The increase in net interest income is a result of higher interest income on loans resulting from increased loan volume in 2002 and from income earned on loans acquired from Industrial Bancorp (Industrial). This increase was partially offset by increases in interest expense on deposits and borrowed funds. The increase in interest expense was primarily the result of an increase in deposit volume and the acquisition of deposits from Industrial. The increase in noninterest income was primarily due to an increase in gains on loans sold, an increase in the gains recognized on securities and an increase in other income as a result of the acquisition of stock through the demutualization of Anthem, Inc., which Home Savings received since Anthem is the health care provider for its employees.

The increase in noninterest expense was due to a $1.9 million increase in salaries and employee benefits primarily as a result of the additional staff acquired from Industrial Bancorp and an increase of $638,000 in the amortization of core deposit intangible from the acquisition of Industrial.

Extraordinary items increased $822,000 net of tax from December 31, 2001 to March 31, 2002 due to the fees associated with the early extinguishment of debt with the Federal Home Loan Bank. Due to current economic conditions and cash inflow from loans sold, it was advantageous for United Community to extinguish the debt early and incur the associated fees.

Financial Condition
-------------------
United Community's return on average assets and return on average equity were 0.87% and 6.42%, respectively, for the three months ended March 31, 2002. The returns on average assets and average equity were 0.98% and 4.89%, respectively, for the three months ended March 31, 2001.

Total shareholders' equity increased $1.4 million from December 31, 2001 to March 31, 2002. The increase was primarily due to income for the quarter, offset by quarterly dividend payments, treasury stock purchases and a decline in other comprehensive income. Book value as of March 31, 2002 was $7.40 per share.

Total assets decreased by $8.8 million, or 0.45%, to $1.9 billion at March 31, 2002 compared with December 31, 2001. Cash and cash equivalents decreased $49.2 million and loans held for sale decreased $13.4 million. These decreases were used to fund a $40.5 million increase in loans and a $16.8 million increase in securities.

Net loans increased $40.5 million, or 2.9%, from December 31, 2001 to March 31, 2002. Home Savings had increases of $19.9 million in real estate loans, $4.5 million in construction loans and $16.3 million in commercial loans, which were partially offset by a $1.2 million decline in consumer loans. Due to growth in the loan portfolio, the allowance for loan losses increased $542,000, or 4.7%, to $12.0 million at March 31, 2002 compared to $11.5 million at December 31, 2001. The allowance for loan losses as a percentage of total loans increased to 0.82% at March 31, 2002 compared to 0.81% at December 31, 2001.

Deposits increased $35.7 million, or 2.6%, from December 31, 2001 to March 31, 2002. Increases in Home Savings' deposits are primarily due to a $14.2 million increase in checking accounts, a $13.0 million increase in certificates of deposit, and a $8.9 million increase in savings accounts, largely as a result of Home Savings offering competitive interest rates and products. Other borrowed funds decreased $44.9 million due primarily to the maturity and early extinguishment of Federal Home Loan Bank debt.

"We are continuing to pursue our three initiatives of growth, profitability and capital management in 2002," said McKay. "Assuming the economy continues to improve, we anticipate good results in the balance of the year. We are pleased with our previously announced acquisition of Potters Bancorp, which was completed on April 1, 2002. The acquisition will give us additional growth opportunities in new market areas and allow us to begin offering our variety of products and services to customers in these market areas."

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 33 full service banking offices and 5 loan production offices, including the former Potters offices, located throughout Northern Ohio and Western Pennsylvania. Butler Wick has 12 office locations providing full service retail brokerage, capital markets and trust services throughout Northern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: WWW.UCFCONLINE.COM.

                                       ###
     When used in this Form 8-K or in future filings by United Community with the SEC, in United Community's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in United Community's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Home Savings' market area, demand for investments in Butler Wick's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. United Community cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. United Community advises readers that the factors listed above could affect United Community's financial performance and could cause United Community's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     United Community does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        UNITED COMMUNITY FINANCIAL CORP.


                                                                                          As of                    As of
                                                                                     March 31, 2002          December 31, 2001
                                                                                     --------------          -----------------
                                                                                        (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:

ASSETS
     Cash and cash equivalents                                                           $   156,680              $   205,883
     Mortgage-related securities                                                             124,760                  145,867
     Marketable securities                                                                    99,012                   61,131
     Federal Home Loan Bank stock                                                             18,968                   18,760
     Loans held for sale                                                                       6,810                   20,192
     Loans                                                                                 1,458,963                1,417,959
     Allowance for loan losses                                                               (12,022)                 (11,480)
     Real estate owned                                                                         1,186                      477
     Goodwill                                                                                 21,873                   19,664
     Core deposit intangible                                                                   5,674                    6,312
     Other assets                                                                             54,037                   60,015
                                                                                  -------------------      -------------------
             Total assets                                                                $ 1,935,941              $ 1,944,780
                                                                                  ===================      ===================

LIABILITIES
     Deposits                                                                            $ 1,419,134              $ 1,383,418
     Other borrowed funds                                                                    226,754                  271,631
     Other liabilities                                                                        26,745                   27,851
                                                                                  -------------------      -------------------
             Total liabilities                                                             1,672,633                1,682,900

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at March 31, 2002                                                                     -                        -
         Common stock-no par value; 499,000,000 shares authorized; 37,753,294
             and 37,754,086 issued, respectively                                             136,996                  136,903
         Retained earnings                                                                   162,751                  160,915
         Other comprehensive income                                                              696                    1,402
         Unearned compensation                                                               (22,058)                 (22,988)
         Treasury stock, at cost; 2,186,500 and 2,086,500 shares, respectively               (15,077)                 (14,352)
                                                                                  -------------------      -------------------
             Total shareholders' equity                                                      263,308                  261,880
                                                                                  -------------------      -------------------
             Total liabilities and shareholders' equity                                  $ 1,935,941              $ 1,944,780
                                                                                  ===================      ===================

     Book value per share                                                                $      7.40              $      7.34


                                                            Three Months Ended   Three Months Ended Three Months Ended
                                                                March 31,           December 31,         March 31,
                                                                  2002                 2001                2001
                                                           -----------------    ------------------   ----------------
                                                                     (In thousands, except per share data)
SELECTED EARNINGS DATA (UNAUDITED):

     Interest income                                               $ 31,263              $ 32,434           $ 24,038
     Interest expense                                                14,893                16,303             11,681
                                                           -----------------    ------------------   ----------------
     Net interest income                                             16,370                16,131             12,357
     Provision for loan losses                                          696                 1,450                330
     Noninterest income:
         Commissions                                                  3,382                 3,380              3,591
         Service fees and other charges                               1,898                 1,834              1,919
         Underwriting and investment banking                             33                   806                 63
         Net gains (losses)
            Loans sold                                                  776                 5,111                  -
            Securities                                                  605                   (13)               (74)
            Other                                                        (1)                  (14)                16
         Other income                                                 1,065                   203                273
                                                           -----------------    ------------------   ----------------
            Total noninterest income                                  7,758                11,307              5,788

     Noninterest expense:
         Salaries and employee benefits                               9,723                10,033              7,864
         Occupancy                                                      673                   679                573
         Equipment and data processing                                1,819                 2,054              1,619
         Amortization of core deposit intangible                        638                   756                  -
         Other noninterest expense                                    2,634                 3,337              2,723
                                                           -----------------    ------------------   ----------------
            Total noninterest expense                                15,487                16,859             12,779

     Income before taxes and extraordinary items                      7,945                 9,129              5,036
     Income taxes                                                     2,868                 3,555              1,834
                                                           -----------------    ------------------   ----------------
     Income before extraordinary items                                5,077                 5,574              3,202

     Extraordinary items:
         Early extinguishment of debt (net of tax
           of $443)                                                     822                     -                  -
                                                           -----------------    ------------------   ----------------
     Net Income                                                    $  4,255              $  5,574           $  3,202
                                                           =================    ==================   ================


     Basic earnings per share before extraordinary items           $   0.16               $  0.18            $  0.10
     Diluted earnings per share before extraordinary items         $   0.16               $  0.17            $  0.10
     Basic earnings per share                                      $   0.13               $  0.18            $  0.10
     Diluted earnings per share                                    $   0.13               $  0.17            $  0.10
     Dividends paid per share                                      $  0.075               $ 0.075            $ 0.075


                                                            Three Months Ended   Three Months Ended Three Months Ended
                                                                March 31,           December 31,       September 30,
                                                                  2002                 2001                2001
                                                            ------------------   ------------------  ----------------
                                                                             (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL
  CONDITION DATA (UNAUDITED):

     Net loans (including allowance for loan losses                $ 1,428,867        $ 1,391,902        $ 1,456,973
         of $12,022, $11,480 and $10,197, respectively)
     Loans held for sale                                                15,852             51,524              9,204
     Mortgage-related securities                                       136,163            157,949            174,578
     Marketable securities                                             101,730             60,028             64,282
     Margin accounts                                                    20,440             21,203             25,568
     Other interest-earning assets                                     165,669            153,898             68,144
     Total interest-earning assets                                   1,868,721          1,836,504          1,798,749
     Total assets                                                    1,952,630          1,925,300          1,880,134
     Certificates of deposit                                           839,288            831,856            821,786
     Interest-bearing checking, demand and savings accounts            523,731            494,023            459,759
     Other-interest bearing liabilities                                254,272            272,071            276,963
     Total interest-bearing liabilities                              1,617,291          1,597,950          1,558,508
     Noninterest-bearing deposits                                       37,005             32,550             29,670
     Total noninterest-bearing liabilities                              33,249             65,223             62,920
     Total liabilities                                               1,687,545          1,695,723          1,621,428
     Shareholders' equity                                              265,085            262,127            258,706
     Common shares outstanding for basic EPS calculation            31,951,231         31,788,375         31,920,741
     Common shares outstanding for diluted EPS calculation          32,212,143         31,912,640         32,196,557


SUPPLEMENTAL LOAN DATA:

     Loans originated                                              $   198,712        $   212,200        $   175,659
     Loans purchased                                                     5,450              1,200              1,227
     Loans sold                                                         52,505            146,470             13,044
     Loan chargeoffs                                                       208                173                132
     Recoveries on loans                                                    54                  6                  5


                                                                  As of                As of               As of
                                                                March 31,            December 31,       September 30,
                                                                  2002                  2001                2001
                                                            ------------------   ------------------  ----------------
SUPPLEMENTAL DATA:

     Nonaccrual loans                                              $     9,479        $    10,889        $    12,979
     Restructured loans                                                  1,459              1,572                185
     Other real estate owned                                             1,186                477                410
     Total nonperforming assets                                         12,124             12,938             13,574
     Loans serviced for others                                         215,001            178,932              6,741
     Number of full time equivalent employees                              726                723                716
     Mortgage-related securities available for sale                     54,533             67,069             79,496
     Mortgage-related securities held to maturity                       70,227             78,798             86,102
     Marketable securities trading                                       6,514              8,352              6,126
     Marketable securities available for sale                           90,301             51,081             54,232
     Marketable securities held to maturity                              2,197              1,698                584
     Federal Home Loan Bank stock                                       18,968             18,760             18,503
     Fair value of held to maturity securities                          73,654             82,339             89,238


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                   $   171,759        $   168,233        $   160,917
     Tangible capital ratio                                               9.28               9.07               8.90
     Regulatory core capital                                           171,759            168,233            160,917
     Core capital ratio                                                   9.28               9.07               8.90
     Regulatory total capital                                          182,158            178,196            169,805
     Total risk adjusted assets                                      1,227,142          1,212,016          1,212,252
     Total risk adjusted ratio                                           14.84              14.70              14.01



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNITED COMMUNITY FINANCIAL CORP.


                           By:  /s/  Patrick A. Kelly
                                ----------------------------
                                Patrick A. Kelly
                                Chief Financial Officer





Dated: April 16, 2002